AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000
                                                      REGISTRATION NO. 333-XXXXX

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                      GENERAL MOTORS ACCEPTANCE CORPORATION
             A Delaware Corporation-- I.R.S. Employer No. 38-0572512

                      General Motors Acceptance Corporation
                            3044 West Grand Boulevard
                             Detroit, Michigan 48202
                                (313-556-5000)

                                Agent For Service
                    Jerome B. Van Orman, Jr., Vice President
                      General Motors Acceptance Corporation
        3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

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           IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.

           IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. X

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

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TITLE OF                                           PROPOSED        PROPOSED
EACH CLASS                                         MAXIMUM         MAXIMUM
OF SECURITIES                 AMOUNT               OFFERING        AGGREGATE      AMOUNT OF
TO BE                         TO BE                PRICE           OFFERING       REGISTRATION
REGISTERED                    REGISTERED (1)       PER UNIT        PRICE (2)      FEE
-------------------------------------------------------------------------------------------------
Demand Notes                   $0                  100%              $0             $0
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Or, if any Demand Notes are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $8,000,000,000.

(1) The amount of GMAC Variable Denomination Adjustable Rate Demand Notes (the "Demand Notes") being registered, together with the remaining Demand Notes registered on June 9, 1998 (Registration No. 333-56431), represents the maximum aggregate principal amount of Demand Notes which, on March 30, 2000, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

           Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to Demand Notes of the Registrant registered and remaining unissued on October 22, 1985 (Registration No. 2-99057), April 9, 1986 (Registration No. 33-4661), June 30, 1986
(Registration No. 33-6717), February 24, 1987 (Registration O. 33-12059), December 30, 1988 (Registration No. 33-26057), October 17, 1989 (Registration No. 33-31596), and June 9, 1998 (Registration No. 333-56431).

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           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                GMAC DEMAND NOTES

                                 $8,000,000,000

The GMAC Demand Notes Program is designed to provide investors with a convenient means of investing funds directly with GMAC. The Demand Notes pay a floating rate of interest that is always above the most recent seven-day average yield (simple) on taxable U.S. money market funds as published in the Money Fund Report Averages(R) All Taxable. The interest rate is determined each Friday by the GMAC Demand Notes Committee, with any change in the rate effective on the following Monday.

The Demand Notes are unsecured senior debt obligations of GMAC and are not obligations of or guaranteed by General Motors Corporation, the Processing Agent or any other company. The Demand Notes are not represented by a certificate and have no stated maturity. Your Demand Notes are redeemable by you on your demand.

THE DEMAND NOTES DO NOT HAVE THE PROTECTION OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURANCE. AN INVESTMENT IN THE PROGRAM DOES NOT CREATE A CHECKING, BANK ACCOUNT OR DEPOSITOR RELATIONSHIP BETWEEN YOU AND GMAC OR THE NORTHERN TRUST COMPANY, THE PROCESSING AGENT FOR THE PROGRAM. THE PROGRAM IS NOT SUBJECT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 (INCLUDING DIVERSIFICATION OF INVESTMENTS) OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. THE DEMAND NOTES ARE NOT LISTED ON ANY SECURITIES EXCHANGE AND THERE IS NO SECONDARY MARKET FOR THE DEMAND NOTES.

You many invest in the Demand Notes by completing the investment form accompanying this prospectus and by sending your investment by one of the methods described in this prospectus under the heading "How to Invest".

The Demand Notes are offered on a continuous basis and Demand Notes registered on October 22, 1985 (Registration No. 2-99057), April 9, 1986 (Registration No. 33-4661), June 30, 1986 (Registration No. 33-6717), February 24, 1987
(Registration No. 33-12059), December 30, 1988 (Registration No. 33-26057), October 17, 1989 (Registration No. 33-31596), June 9, 1998 (Registration No. 333-56431), and March 30, 2000 (Registration No. 333-xxxx) represent the maximum aggregate principal amount of Demand Notes which are expected to be offered for sale. No commissions are payable by GMAC on sales of the Demand Notes. GMAC reserves the right to withdraw, cancel or modify the offer to sell Demand Notes at any time without notice. GMAC has the sole right to accept offers to purchase Demand Notes and may reject any proposed purchase of Demand Notes.


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                           For information regarding:
                    the Program, please call 1-800-548-7923;
   the current interest rate on the Demand Notes, please call 1-800-426-8323;
      an additional Prospectus, please call 1-888-271-4066 or download from
                              www.demandnotes.com.

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      Please read the Prospectus carefully and retain for future reference.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April    , 2000



                                              SUMMARY
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Issuer...........................................   General Motors Acceptance Corporation
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Principal Executive Offices of GMAC........         3044  West  Grand   Boulevard,   Detroit,   Michigan  48202
                                                    (Tel.  No 313-556-5000).
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Title............................................   Demand Notes.
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Amount...........................................   Up to $8,000,000,000 aggregate initial offering price.
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Investment Options...............................   o  Check - see page 10;
                                                    o  Wire Transfer - see page 10;
                                                    o  Automatic  Monthly or Periodic  Charge from a bank account -
                                                       see page 11;
                                                    o  Direct Investment of an Entire Net Paycheck, Social Security,
                                                       Annuity or Pension Check or other regularly recurring check  -
                                                       see page 11; and

                                                    o  GM  Payroll and GM Pension deduction - see page 11.

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Redemption Options...............................   o  Writing a Check of $250 or more - see page 12;
                                                    o  Wire Transfer of $1,000 or more - see page 13;
                                                    o  Official Bank Check of $500 or more - see page 14; and
                                                    o  Automatic Monthly or Quarterly Redemption of specified
                                                       amounts - see page 14.
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Status ..........................................   The Demand Notes are unsecured senior debt obligations of GMAC and rank equally and ratably with all other unsecured senior indebtedness of GMAC (other than obligations preferred by mandatory provisions of law).
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Maturities ......................................   The Demand Notes mature on demand.
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Interest ........................................   The Demand Notes pay a floating rate of interest that is always above the most recent seven-day average yield (simple) on taxable U.S. money market funds as published in the Money Fund Report Averages(R)All
                                                    Taxable.* - see page 8.
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Principal .......................................   The principal amount of your Demand Notes is equal to the total amount of your investments plus accrued and reinvested  interest, less fees, if any, and your redemptions.
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Fees.............................................   Fees,  if any, will be assessed  only for checks written by you for insufficient funds, stop payments requested by you, and checks written
                                                    by you for less than the $250   minimum requirement. - see page 9.

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Processing Agent and Correspondence Address......   The Northern Trust Company, P.O. Box 75919, Chicago, IL 60675-5919
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Investments by Mail Address......................   The Northern Trust Company, P.O. Box 75920, Chicago, IL 60675-5920
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Redemption at Option of GMAC.....................   The Demand Notes may be redeemable by GMAC - see page 15.
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Form of Demand Notes.............................   The Demand Notes are offered in the United States only.  The Demand
                                                    Notes are not represented by a certificate.
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Tax Status ......................................   Interest earned on Demand Notes is subject to taxation  by the United
                                                    States and is not exempt from taxation by other U.S. or non-U.S. taxing jurisdictions. Backup withholding and information reporting may apply to  certain  U.S. persons. Non-U.S. persons  may be subject  to U.S.
                                                    Federal income tax and withholding may apply in some  cases  unless certain certifications or statements are provided to GMAC. Information reporting and backup withholding will generally not apply to payments made to non-U.S. persons provided GMAC receives certain certifications or statements. - see page 20.
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Trustee                                             U.S. Bank Trust National Association, 535 Griswold, Suite 550, Detroit,
 ................................................    Michigan 48226, under an Indenture dated as of October 15, 1985, as amended.

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Unless the context indicates, the words "GMAC", "we", "our", "ours", and "us" refer to General Motors Acceptance Corporation.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any other person to provide you different information or to make any additional representations. We are not making an offer of any securities other than the Demand Notes. You should not assume that the information appearing in this prospectus, as well as the information incorporated by reference, is accurate as of any date other than the date of this prospectus.

The distribution of this prospectus and the offering of the Demand Notes may be restricted in certain jurisdictions. You should inform yourself about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                           PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 3044 West Grand Boulevard, Detroit, Michigan 48202, and our telephone number is 313-556-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the public reference room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services and over the Internet at http://www.sec.gov. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the "registration statement") under the Securities Act of 1933 with respect to the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about GMAC and its finances.

SEC FILINGS                                     PERIOD
-----------                                     ------
Annual Report on Form 10-K...............       Year ended December 31, 1999

You may, at no cost, request a copy of the documents incorporated by reference in this prospectus, except exhibits to such documents, by writing or telephoning the office of G. E. Gross, Comptroller, at the following address and telephone number: General Motors Acceptance Corporation, 3044 West Grand Boulevard, Mail
Code: 482-1X1-103, Detroit, Michigan 48202.

                       RATIO OF EARNINGS TO FIXED CHARGES

                            Years Ended December 31,
                            1999 1998 1997 1996 1995
                            ---- ---- ---- ---- ----

                            1.38 1.33 1.42 1.41 1.36

The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GMAC and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

The proceeds from the sale of the Demand Notes will be added to the general funds of GMAC and will be available for the purchase of receivables, the making of loans or the repayment of debt, the reduction of short-term borrowings or investment in short-term securities.

                              PLAN OF DISTRIBUTION

The Demand Notes are being offered on a continuous basis for sale by GMAC directly to investors whose registered addresses are in the United States.

No commissions are payable by GMAC on sales of the Demand Notes. We reserve the right to withdraw, cancel or modify the offer to sell Demand Notes at any time without notice. We have the sole right to accept offers to purchase Demand Notes and may reject any proposed purchase of Demand Notes.

                  DESCRIPTION OF THE GMAC DEMAND NOTES PROGRAM

The following description is a summary of the Program. It is not intended to be complete and is subject to the complete text of the Program, a copy of which is filed as an exhibit to the Registration Statement filed with the SEC. A copy of the Program will be made available to you upon written request to us.

GENERAL INFORMATION

All  funds  invested  in the  Demand  Notes,  together  with  accrued  interest, redemptions  and fees,  if any,  are  recorded on a register  maintained  by the
Processing Agent. No certificate or other instrument evidencing GMAC's indebtedness is issued to you. The Demand Notes register also includes the name(s) and address(es) of the registered owner(s) of your Demand Notes and your tax identification or Social Security number(s). You may hold Demand Notes individually, jointly or in a trust or custodial capacity.

You are provided with periodic statements showing a summary of all your Demand Notes account transactions. Redemption checks which you have written are not returned to you, but the check number and the amount of each cashed check are indicated on your statement.

You are able to obtain your current Demand Notes balance at any time by calling toll free 1-800-548-7923 or accessing our website at www.demandnotes.com.

The Demand Notes have no stated maturity and may be redeemed at your option; provided, however, that redemptions are subject to certain minimum amounts. (See "How to Redeem - page xx.) The Demand Notes are not subject to any sinking fund.

You may transfer Demand Notes only to another investor. The Demand Notes are not and will not be listed on any securities exchange and there is no secondary market for them.

We have no right of set-off against your Demand Notes for indebtedness not related to your Demand Notes. We have the right to deduct from the principal amount of your Demand Notes any amounts invested by us in error.

We may from time to time enter into one or more supplemental indentures, without the consent of investors in the Demand Notes, providing for the issuance of Demand Notes under the Indenture in addition to the aggregate principal amount authorized thereunder on the date of this Prospectus. By investing in Demand Notes, you accept and agree to all provisions of the Program.

ADMINISTRATION

We have established a Demand Notes Committee consisting of persons appointed by the Executive Committee of GMAC's Board of Directors. The members of the Demand Notes Committee do not receive any compensation for their services as such but they may be officers, directors or employees of GMAC or any of its subsidiaries. The current Demand Notes Committee members are the Executive Vice President and Chief Financial Officer, the Vice President-Finance and Chief Financial Officer-North American Operations, the Vice President-Global Borrowings and the Vice President-U.S. Funding and Global Markets, all at 3044 West Grand Boulevard, Detroit, Michigan 48202. The Demand Notes Committee members serve at the pleasure of the Executive Committee of the Board of Directors until their resignation or removal from office by the Executive Committee.

The Demand Notes Committee has the full power and authority to amend the Program, to interpret its provisions, to adopt rules and regulations in connection with the Program, and to set and adjust the rate of interest to be paid on the Demand Notes.

We have appointed The Northern Trust Company as Processing Agent to handle the day-to-day administration of the Program. See "Processing Agent."

INTEREST RATE

The Demand Notes pay interest at a floating rate as determined by the Demand Notes Committee. The interest rate on the Demand Notes is subject to change on Friday of each week, with any change being effective the following Monday. In deciding on the interest rate, the Committee examines the level and the changes in interest rates that occur from time to time. However, at all times, the interest rate on the Demand Notes is greater than the most recent seven-day average yield (simple) on taxable money market funds in the United States as published in the Money Fund Report Averages(R) All Taxable.* The rate of interest paid for any period in the Demand Notes is not an indication or representation of future rates of interest to be paid on the Demand Notes. If in any week the Money Fund Report Averages(R) All Taxable is not available or publication of such seven-day average is suspended, the seven-day average yield at such time will be an approximately equivalent rate determined by the Demand Notes Committee. The Demand Notes Committee has the ability to provide for differing interest rates based on, among other criteria, the size of individual Demand Notes accounts. The Demand Notes Committee has no present intention to have multiple rates; but if it decides to do so, you will be notified by mail.

Interest on the Demand Notes accrues in accordance with the provisions governing the different particular methods of investment, as described under "How to Invest." Interest on the Demand Notes is compounded daily, at the rate in effect each day, based on a 365-day year. Interest payable on the Demand Notes accrues daily and is credited to your account on the last day of each calendar month. You may obtain the current interest rate at any time by calling 1-800-426-8323 or accessing our website at www.demandnotes.com.

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*Money Fund Report is a service of iMoneyNet, Inc. (formerly IBC Financial Data Inc.). Money Fund Report states that the yield information obtained from money market funds is screened by the publisher, but no guarantee of the accuracy of the information is made by us.

REFERRAL CREDIT

Holders of Demand Notes are eligible to obtain a Referral Credit. You will receive a $25 credit to your Demand Notes account for each referral of a new investor that meets the following criteria:

       1) A new account must be properly established and maintained by a new investor for at least 90 days as described below;

       2) The investment form used for the Referral Credit must contain a unique Reference Number that we will create and imprint at the time of your referral;

       3) The Referral Reference Number must be designated on the new investor's investment form at the time the new account is established;

       4) The new account must contain a unique Social Security number or Tax ID number that is not currently designated on an existing Demand Notes account or a Demand Note account that was closed within the last three years;

       5) The $25 credit will be paid to your account approximately 90 days after the new account has been opened provided that both your account and the new account have maintained the required minimum $1,000 average balance for 90 days and that neither account has incurred any redemptions for insufficient funds;

       6) The maximum amount of Referral Reference Numbers that you are permitted in a calendar year is ten; and

       7) We reserve the right to modify or terminate the Referral Credit at any time without prior notice and reserve the right to withhold the $25 credit from your account if it is determined in our sole judgement that the referral was improper or that the Referral Credit is being used in an improper manner.

Each $25 credit added to your account is reported by us to the Internal Revenue Service as taxable income to you.

FEES

We will not charge you for any account maintenance or management fees nor will we charge you for checks, check redemptions or wire redemptions. Fees for checks returned for insufficient funds, stop payment requests, and checks written for less than the $250 minimum requirement will be directly debited from your account. You may, however, be charged a fee by your commercial bank if you make an investment or receive a redemption amount by wire transfer. In addition, you may incur charges in obtaining signature guarantees where requested.

                                  HOW TO INVEST

You may invest in Demand Notes at any time, without charge, by check, by wire transfer, by charge to your bank account or by other means permitted by the Demand Notes Committee. The minimum initial investment is $1,000. To open an account, you must complete the investment form accompanying this Prospectus and either enclose a check or wire funds as described below. The minimum amount for subsequent investments is $50. You must maintain a minimum investment balance in each of your accounts - see "Optional Redemptions By GMAC - Investor Balance Below Program Minimum". All investments must be in U.S. dollars.

For purposes of the Program, a "business day" is a day on which both The Northern Trust Company and the Federal Reserve Bank of Chicago are fully open for business. We reserve the right at any time to modify, suspend or terminate any of the investment methods described below.

INVESTMENTS BY CHECK

Your initial and subsequent investments by check are to be made payable to "The Northern Trust Company, Agent" and must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75920, Chicago, Illinois 60675-5920. Your initial investment must be accompanied by the investment form. Your subsequent investments by check must include your tax identification or Social Security number and the Demand Notes number assigned to you by The Northern Trust Company. Initial and subsequent investments by check are invested in your Demand Notes on the first business day after the Processing Agent receives the check. Interest begins to accrue on that day. Neither the Processing Agent nor GMAC are responsible for delays in the receipt of checks mailed to The Northern Trust Company. YOUR INVESTMENTS MADE BY CHECK ARE AVAILABLE FOR REDEMPTION ON THE SIXTH BUSINESS DAY AFTER THE PROCESSING AGENT INVESTS YOUR CHECK.

INVESTMENTS BY WIRE TRANSFER

You may make an initial investment in Demand Notes by transferring funds via bank wire by calling The Northern Trust Company at 1-800-548-7923 to obtain a Demand Notes number and then instructing your bank to wire the funds to The Northern Trust Company (ABA No. 071000152). The bank wire must include the designation "GMAC Demand Notes," your name and address, your tax identification or Social Security number, and the Demand Notes number supplied by The Northern Trust Company. After the initial wire transfer has been made, you must complete and mail a Demand Notes investment form to The Northern Trust Company as set forth under "Investments by Check." On a subsequent investment by wire transfer, you must instruct your bank to wire the funds in the same manner. We charge you no fees for wire transfers; however, your commercial bank may charge you a fee if you make an investment by wire transfer.

AN INVESTMENT BY WIRE TRANSFER OF FUNDS IS INVESTED IN YOUR DEMAND NOTES ON THE BUSINESS DAY THE FUNDS ARE RECEIVED BY THE PROCESSING AGENT IN PROPER FORM AND BEGINS ACCRUING INTEREST ON THAT DAY PROVIDED THE FUNDS HAVE BEEN RECEIVED BY THE PROCESSING AGENT BY 2:00 P.M. EASTERN TIME. Funds received after 2:00 p.m. Eastern Time are invested and begin to accrue interest on the next business day. Neither the Processing Agent nor GMAC is responsible for delays in the transfer and wiring of funds. YOUR INVESTMENTS MADE BY WIRE TRANSFER ARE AVAILABLE FOR REDEMPTION ON THE SAME BUSINESS DAY THE PROCESSING AGENT INVESTS YOUR WIRE TRANSFER.

INVESTMENTS BY AUTOMATIC MONTHLY OR PERIODIC CHARGE FROM A BANK ACCOUNT

You may elect to authorize the Processing Agent to make an automatic monthly or periodic charge of $50 or more to your personal banking account for purposes of investing in Demand Notes. Upon receipt of proper written authorization, the Processing Agent prepares an electronic transfer drawn against your banking account for the prescribed amount. The proceeds from the electronic transfer are invested in your Demand Notes and begins accruing interest on the first business day after the Processing Agent receives the electronic transfer. YOUR INVESTMENTS MADE BY ELECTRONIC TRANSFER ARE AVAILABLE FOR REDEMPTION ON THE SIXTH BUSINESS DAY AFTER THE PROCESSING AGENT INVESTS YOUR ELECTRONIC TRANSFER.

To establish the automatic monthly or periodic charge to your checking account, you must elect this option on your investment form or obtain the necessary authorization form directly from the Processing Agent or from our website www.demandnote.com. You may change the amount of the monthly investment (subject to the $50 monthly minimum) or terminate such investments entirely at any time by providing written notice to the Processing Agent. Your notice is effective as soon as practicable after its receipt by the Processing Agent.

INVESTMENTS BY DIRECT INVESTMENT OF ENTIRE NET PAYCHECK, PENSION OR SOCIAL SECURITY CHECK

You may elect to invest in Demand Notes by instructing your place of employment, or the Social Security Administration, to invest your entire paycheck, pension, social security or other recurring check directly into your Account. To terminate your direct investments, you must notify the issuers of such checks. YOUR DIRECT INVESTMENTS ARE AVAILABLE FOR REDEMPTION ON THE SAME BUSINESS DAY THAT THE PROCESSING AGENT RECEIVES YOUR INVESTMENT AND INTEREST BEGINS TO ACCRUE ON THAT DAY.

INVESTMENTS BY DEDUCTION FROM GM PAYROLL OR GM PENSION

This option is available to you only if you are an employee of a company participating in Demand Notes payroll deductions through any General Motors Corporation compensation system. You may elect this option after your account is established.

Your investments by GM payroll or GM pension deduction must be specified as a fixed dollar amount. Your minimum investment by payroll deduction is $50 per month. If you are paid weekly, the minimum investment is $11.50 per week, your payroll deduction investments are invested in your Demand Notes on the last business day of the week in which the paycheck is issued, and interest begins accruing on that day. If you are paid on other than a weekly basis, your payroll deduction investment is invested in your Demand Notes and begins accruing interest on the payday it was withheld. Your pension deduction investment is invested in your Demand Notes and begins accruing interest on the first business day of each month you are eligible to receive retirement benefits. The Demand Notes Committee may authorize changes in the minimum monthly and weekly investment from time to time.

INVESTMENTS BY DEDUCTION FROM A GM PAYROLL OR PENSION ARE AVAILABLE FOR REDEMPTION THE SAME BUSINESS DAY THAT THE PROCESSING AGENT RECEIVES YOUR INVESTMENT.

Unless otherwise permitted by the Demand Notes Committee, an employee may make investments by payroll or pension deduction in only one Demand Notes. No deduction will be made in any period in which an employee is not receiving a salary, wage or pension benefit.

Subject to the foregoing provisions and this paragraph, the deduction amount authorized by an employee may be started, increased, decreased or terminated at any time in writing or through the automated phone system at 1-800-548-7923. Your change in deduction will be effective as soon as practicable after the Processing Agent receives it.

In addition, a retiree is only entitled to receive pension benefits terminating with the last monthly payment preceding the retiree's death. We will refund any pension deduction(s) made subsequent to the retiree's death to the Trustee for the General Motors Pension Plan or other General Motors subsidiary pension plan and redeem an amount equal to such refund from the deceased retiree's Demand Notes. If the amount of the redemption exceeds the principal amount in the deceased retiree's Demand Notes, the retiree's estate will be liable to GMAC for the difference between the amount of the redemption and the amount of the pension deduction to be refunded.

                                  HOW TO REDEEM

You may redeem all or part of your Demand Notes by following the procedures described below. If the amount to be redeemed represents an investment made by check or charge to your bank account, the redemption instructions will not be honored if the instructions are received within five business days from the investment day of that investment check or charge. We reserve the right at any time to modify, suspend or terminate any of the redemption methods described below. No redemption proceeds are paid in CASH. INTEREST ON A REDEEMED INVESTMENT ACCRUES TO, BUT DOES NOT INCLUDE, THE DATE OF REDEMPTION.

A signature guarantee may be required in certain circumstances in order for you to add or change your redemption options. Our purpose in requiring a signature guarantee is to prevent fraud or misrepresentation and is for your protection. Guarantees must be signed by an authorized signatory and the statement "Signature Guaranteed" must appear with the signature. Notarized signatures are not sufficient. In certain instances, additional documentation may be required including, but not limited to, copies of trust instruments, birth certificates, or court appointments as executor or administrator. Any request for a change to your method of redemptions must be mailed to the Processing Agent's correspondence address.

REDEMPTION BY WRITTEN CHECK

If you select this option on the investment form, we will provide you with a free supply of checks. You may redeem your Demand Notes by writing a check, payable to the order of anyone, in an amount of $250 or more. If the amount of the redemption check is greater than the balance in your Demand Notes account or is for less than $250, the check will not be honored and a fee will be debited from your account by the Processing Agent. Checks may be deposited and processed through normal bank clearing systems. There is no limit on the number of checks you may write.

Where there is more than one registered owner of a Demand Notes, only the signature of one registered owner is required on the check unless you otherwise specify on the Demand Notes investment form. When your check is presented to the Processing Agent for payment, the Processing Agent redeems your Demand Notes sufficient to cover the amount of the check. If you request a stop payment of a check, the Processing Agent assesses a service charge for each stop payment request made.

You may also request the redemption by written check option after you have submitted the initial investment form by providing the Processing Agent with a written request to add this option to your Demand Notes. Your written request requires the signatures of all registered owners (including joint owners) of the Demand Notes exactly as the name(s) appear on the Demand Notes investment form.

REDEMPTION BY WIRE

If you select this option on the investment form, you may redeem your Demand Notes during the Processing Agent's regular business hours by having redemption proceeds of $1,000 or more wired to a predesignated bank account. By use of this option, you authorize the Processing Agent to act on telephone or written redemption instructions from any person or persons representing themselves to be the registered owners of the Demand Notes. The Processing Agent's record of your instructions is binding.

To select the Redemption by Wire option, you must designate on the investment form an account at a bank in the United States to receive the redemption proceeds. You must also provide the Processing Agent with a voided specimen check or deposit slip from such bank. Once established, you may utilize this option by calling the Processing Agent toll free at 1-800-548-7923 during regular business hours.

Upon receipt of wire redemption instructions, the Processing Agent will redeem your Demand Notes sufficient to cover the amount specified in your wire redemption instructions. IF THE REDEMPTION INSTRUCTIONS ARE RECEIVED BY 2:00 P.M. EASTERN TIME ON ANY BUSINESS DAY, THE PROCESSING AGENT WIRES THE REDEMPTION PROCEEDS TO THE PREDESIGNATED BANK ACCOUNT ON THE SAME BUSINESS DAY. If the redemption instructions are received after 2:00 p.m. Eastern Time on any business day, the Processing Agent wires the redemption proceeds to the predesignated bank account on the next business day.

YOU MAY ADD OR CHANGE THE  REDEMPTION  BY WIRE  INSTRUCTIONS  ONLY UPON  WRITTEN
REQUEST TO THE PROCESSING AGENT ACCOMPANIED BY SIGNATURE GUARANTEES OF EACH REGISTERED OWNER (INCLUDING JOINT OWNERS) OF THE DEMAND NOTES.

Neither the Processing Agent nor GMAC is responsible for delays in the wiring of funds through the banking system or for the authenticity of telephone redemption instructions.

REDEMPTION BY OFFICIAL BANK CHECK

By investing in Demand Notes, you authorize the Processing Agent to act on telephone and written redemption instructions from any person or persons representing themselves to be the registered owner(s) of the Demand Notes, to redeem your Demand Notes during any business day and to mail a bank check in a specified amount (minimum $500) to the registered owner(s) of the Demand Notes at the registered address. These instructions may be given by calling the Processing Agent toll free at 1-800-548-7923 during regular business hours. Upon receipt of such instructions, the Processing Agent redeems your Demand Notes by an amount sufficient to cover the amount specified in the instructions. The Processing Agent mails a bank check for the redemption proceeds on the next business day.

AUTOMATIC MONTHLY OR QUARTERLY REDEMPTION

If you select this option on the investment form, you authorize the Processing Agent to automatically redeem (a) on a monthly or quarterly basis a specified part of your Demand Notes (minimum $100) or (b) the monthly interest accrued on your Demand Notes. These options are available only if your Demand Notes has a principal amount of $5,000 or more.

On a predetermined date each month or quarter, as the case may be, the Processing Agent redeems your Demand Notes by an amount equal to the redemption amount specified. On the following day, the Processing Agent mails a bank check for the redemption proceeds to the address of the registered owner(s) of the Demand Notes. The redemption proceeds will be mailed only to the registered address of the registered owner(s) of the Demand Notes.

If on the date selected for any monthly or quarterly redemption, your Demand Notes does not have a principal amount of $5,000 or more, the Processing Agent will not honor the redemption. You may terminate the Automatic Monthly or Quarterly Redemption Option by providing written notice to the Processing Agent. Such notice is effective as soon as practicable after receipt by the Processing Agent.

You may also request the Automatic Monthly or Quarterly Redemption Option after you have submitted the investment form by providing the Processing Agent with a written request to add the desired automatic redemption option to the Demand Notes. Your written request requires the signatures of all registered owners (including joint owners) of the Demand Notes exactly as the name(s) appear on the Demand Notes investment form.

FULL REDEMPTION OF A DEMAND NOTES

You may redeem your Demand Notes in full by providing telephone or written instructions to the Processing Agent to close your account. Written instructions to close your account must state your intention to redeem in full your Demand Notes and must be mailed to the Processing Agent at its correspondence address.

Upon receiving your instructions, the Processing Agent redeems in full your Demand Notes, including accrued and unpaid interest to the date of redemption. The Processing Agent mails a bank check for the redemption proceeds on the next business day to the registered address of the registered owner(s) of the Demand Notes.

                                  THE INDENTURE

GENERAL INFORMATION

The Demand Notes are issued under an Indenture dated as of October 15, 1985 between GMAC and U.S. Bank Trust National Association, as successor Trustee, and all supplemental indentures thereto. The summary description of the Demand Notes contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the detailed provisions of the Indenture, and to the complete text of the Program, copies of which are filed as exhibits to the Registration Statement filed with the SEC.

The Demand Notes constitute unsecured, senior debt obligations of GMAC. You do not have any priority or secured claim against any of the assets of GMAC with respect to the principal amount of your Demand Notes or accrued and unpaid interest. Funds invested in the Demand Notes are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance.

                          OPTIONAL REDEMPTIONS BY GMAC

INVESTOR MISUSE OF REDEMPTION PROVISIONS

WE RESERVE THE RIGHT TO REDEEM IMMEDIATELY ANY DEMAND NOTES WHICH WE BELIEVE IN OUR SOLE JUDGMENT AND DISCRETION THAT THE REDEMPTION PROVISIONS OF THE PROGRAM ARE BEING ABUSED OR MISUSED, i.e., the writing of multiple checks where the amounts of the checks are greater than the principal amount of your Demand Notes. In such situation, we will notify you of our intention to redeem in full the Demand Notes on the third business day following the date of our notice. A final redemption check will be sent to you in an amount equal to the principal amount of the redeemed Demand Notes, including accrued and unpaid interest. In the event that Demand Notes with a principal amount below $0 are redeemed, you will be liable to us for the amount required to restore the principal amount to $0 as of the date the Demand Notes were redeemed.

INVESTOR BALANCE BELOW PROGRAM MINIMUM

WE WILL REDEEM ANY PARTICULAR DEMAND NOTES ACCOUNT THAT MAINTAINS A PRINCIPAL AMOUNT OF LESS THAN $1,000 FOR A PERIOD CONSISTING OF THE TWO CONSECUTIVE MONTHS IMMEDIATELY FOLLOWING THE MONTH IN WHICH THE AVERAGE PRINCIPAL AMOUNT OF THE DEMAND NOTES FALLS BELOW $1,000. If your account has an average principal amount of less than $1,000, you will receive written notice from us reminding you of the minimum investment requirement and providing you with the proposed date of redemption of your Demand Notes. If your Demand Notes are redeemed, you will be mailed a check in an amount equal to the principal amount of such redeemed Demand Notes, including accrued and unpaid interest. In the event that Demand Notes with a principal amount below $0 are redeemed, you will be liable to GMAC for the amount required to restore the principal amount to $0 as of the date the Demand Notes were redeemed.

OTHER GMAC REDEMPTION OPTION

Other than as described above, we will give prior written notice of at least thirty days but not more than ninety days to you if your Demand Notes are subject to full or partial redemption. Any partial redemption of Demand Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee. The notice from us will specify the effective date of redemption, the amount being redeemed and the effective date the redeemed amount will become due and payable and that interest will cease to accrue as of that date. All partial redemption notices will list the remaining principal amount of the Demand Notes. The full or partial Demand Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check mailed to the registered owner(s) of the redeemed Demand Notes. Interest on the redeemed amount will cease to accrue on and after the effective date the redeemed amount will become due and payable.

LIMITATION ON LIENS

GMAC will not at any time pledge or otherwise subject to any lien any of its property or assets without thereby expressly securing the due and punctual payment of the principal of and interest on the Demand Notes equally and ratably with any and all other obligations and indebtedness secured by such pledge or other lien, so long as any such other obligations and indebtedness shall be so secured. This restriction shall not apply to:

(1) the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

(2) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

(3) any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of any bond on appeal by us from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

(4) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

(5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing (1) to (4) inclusive of this paragraph;
      provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

MERGER AND CONSOLIDATION

The Indenture provides that GMAC will not merge or consolidate with another corporation or sell or convey all or substantially all of its assets unless either GMAC is the continuing corporation or the new corporation shall expressly assume the interest and principal due under the Demand Notes. In either case, the Indenture provides that neither GMAC nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the Indenture provides that in the case of any such merger or consolidation, either GMAC or the successor company may continue to issue Demand Notes under the Indenture.

EVENTS OF DEFAULT

The following events are defined in the Indenture as "Events of Default":

     o failure to pay all or any part of the principal of or interest on any Demand Notes as and when the same will be due and payable (subject to certain exceptions described in the Indenture);

     o failure to perform or observe any other covenants or agreements in the Indenture or the Program for thirty days after notice; and

     o    certain events of bankruptcy, insolvency or reorganization.

The Indenture provides that the Trustee will, within ninety days after the occurrence of a default, give investors notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided, however, that except in the case of default in the payment of the principal of or interest on any of the Demand Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the investors.

We are required to furnish to the Trustee annually a statement of certain officers of GMAC stating whether or not to their knowledge we are in default in the performance and observance of certain terms of the Indenture and, if we are in default, specifying each such default.

Investors holding a majority in aggregate principal amount of the Demand Notes then outstanding have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Indenture provides that, in case an Event of Default will occur (which will not have been cured or waived), the Trustee is required to exercise such of its rights and powers under the Indenture, and to use the degree of skill and care in their exercise, that a prudent man would exercise or use under the circumstances in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the investors unless they will have offered to the Trustee reasonable security or indemnity.

CONCERNING THE TRUSTEE

U.S. Bank Trust National Association is the Trustee under the Indenture. U.S. Bank Trust National Association acts as depository for funds of, makes loans to, and performs certain other services for, GMAC and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of GMAC and certain of its affiliates.

MODIFICATION OF THE INDENTURE

With certain exceptions, under the Indenture, the rights and obligations of GMAC and the rights of the investors may be modified by GMAC with the consent of investors holding not less than 66-2/3% in aggregate principal amount of the Demand Notes then outstanding; but no such modifications may be made which would:

     o extend the maturity of any Demand Notes or reduce the principal amount of any Demand Notes or the accrued and unpaid interest thereon or

     o reduce the stated percentage of the Demand Notes, the consent of the investors of which is required to modify or alter the Indenture, without the consent of investors holding all of the Demand Notes then outstanding.

               MODIFICATION, SUSPENSION OR TERMINATION OF PROGRAM

The Demand Notes Committee may amend or modify the Program at any time as it deems necessary or appropriate. Written notice of any material amendment or modification will be provided to investors at least fifteen days prior to the effective date of such amendment or modification. No such amendment or modification, however, will reduce the principal amount of any Demand Notes, or accrued and unpaid interest thereon, as of the effective date of such amendment or modification and no such amendment or modification will have a retroactive effect that would prejudice the rights of investors.

GMAC may terminate the Program in its entirety for any reason. We may, at our discretion, temporarily or permanently suspend the acceptance of investments in the Demand Notes without such a suspension amounting to a termination of the Program. Written notice of suspension or termination will be provided to investors at least thirty days prior to the effective date of such suspension or termination. We may omit, restrict, suspend or terminate the Program in any jurisdiction in which we, at our discretion, deem such action advisable in view of local law and regulations.

                                PROCESSING AGENT

GMAC has appointed The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 to act as the Processing Agent for the Demand Notes. Services performed by the Processing Agent include:

     o    investment and redemption processing and accounting;

     o    preparation of Demand Notes statements and other correspondence;

     o    investor servicing;

     o advice on the principal amount of Demand Notes, accrual of interest income and payment and reinvestment of interest accrued; and

     o    required tax reporting and filings with proper authorities.

Any determination rendered by the Demand Notes Committee in connection with the services performed by the Processing Agent is final and conclusive. For these services, we pay the Processing Agent a monthly agency and administrative fee based on the number of Demand Notes outstanding at the end of each month as well as its reasonable out-of-pocket costs (such as, but not limited to, postage, forms, telephone and wire expenses). We pay all costs incurred by us in the offering of the Demand Notes and administration of the Program.

                                     NOTICES

All notices, statements and communications provided to you by us or the Processing Agent pursuant to the provisions of the Program will be deemed to have been duly given when mailed by first-class mail, postage prepaid to the registered address of the registered owner(s).

You must promptly provide the Processing Agent with notice of any change in your address. Such notice must be in writing and must include your tax identification or Social Security number, the Demand Notes number assigned by The Northern Trust Company and the signatures of all registered owner(s) (including joint owners) on the Demand Notes and must be signed exactly as their name(s) appear on the Demand Notes investment form. The notice must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919. The notice will be effective as soon as practicable after receipt thereof by the Processing Agent.

All notices or communications from you to us and/or the Processing Agent must include your name and address, your tax identification or Social Security number and the Demand Notes number assigned by The Northern Trust Company and must be signed by all registered owner(s) (including joint owners) of the Demand Notes and must be signed exactly as the name(s) appear on the Demand Notes investment form. Such notices or communications to us must be sent to GMAC Demand Notes, General Motors Acceptance Corporation, P.O. Box 33129, 3031 West Grand Boulevard, Detroit, Michigan 48232, and such notices or communications to the Processing Agent must be sent to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

                                      TAXES

The Program is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is the Program subject to the Employee Retirement Income Security Act of 1974, as amended. Investments in Demand Notes are not open for Individual Retirement Accounts nor otherwise deductible for Federal income tax purposes. Interest accrued and reinvested in your Demand Notes is taxable to you in the year in which such interest is accrued and reinvested. No part of such interest is excludable from taxable income. Backup withholding and information reporting requirements may apply to certain non-corporate U.S. holders. The interest income also may be subject to taxation by some state and local governments.

For Federal estate tax purposes, the principal amount of your Demand Notes at the time of your death will be includable in your gross estate and may be subject to the Federal estate tax. Such amount also may be subject to estate or inheritance tax in some states.

You will receive a December statement from the Processing Agent each year that states the full amount reported as taxable income. The Processing Agent also will file tax information returns as required by law. State and local income taxes and related tax reporting also may be applicable. You are individually responsible for complying with applicable Federal, state and local tax laws.

Withholding tax may apply to certain non-U.S. persons unless certain certifications or statements are provided to GMAC and certain other requirements are satisfied. In certain cases, non-U.S. persons holding a Demand Note, although exempt from withholding tax, may be subject to regular U.S. income tax and taxed in the same manner as U.S. persons discussed above. Information reporting and backup withholding generally will not apply to payments made to non-U.S. persons provided GMAC receives certain certifications or statements.

The U.S. Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Demand Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                  LEGAL OPINION

The legality of the Demand Notes offered hereby will be passed upon by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel for General Motors Corporation and GMAC in various matters.

                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from General Motors Acceptance Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Summary.............................................................     3
Principal Executive Offices.........................................     5
Where You Can Find More Information.................................     5
Documents Incorporated By Reference.................................     5
Ratio of Earnings to Fixed Charges..................................     6
Use of Proceeds.....................................................     6
Plan of Distribution................................................     6
Description of the GMAC Demand Notes Program.....................        7
How to Invest.......................................................     9
How to Redeem.......................................................    12
The Indenture.......................................................    15
Optional Redemptions by GMAC........................................    15
Modification, Suspension or Termination of Program..................    19
Processing Agent....................................................    19
Notices.............................................................    20
Taxes...............................................................    20
Legal Opinion.......................................................    21
Experts.............................................................    21

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

      Securities and Exchange Commission registration fee.........  $      0
      Fees and expenses of Trustee................................     5,000
      Printing Registration Statement, Prospectus
           and other documents....................................    90,000
      Legal fees and expenses.....................................    15,000
      Accountants' fees ..........................................    15,000
      Miscellaneous expenses......................................    70,000
                                                                     -------
           Total..................................................  $195,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

      The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

      As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

      Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.
2            Complete text of Demand Notes Program.

4            Form of Indenture,  dated as of October 15, 1985, between the Company and
             Comerica Bank, Trustee  incorporated by reference to Registration
             Statement No. 2-99057.

4(a)         First  Supplemental  Indenture,  dated as of April 1, 1986,  between  the
             Company  and  Comerica  Bank,  Trustee incorporated by reference to
             Registration Statement No. 33-4661.

4(b)         Second  Supplemental  Indenture,  dated as of June 24,  1986,  between  the
             Company and  Comerica  Bank,  Trustee incorporated by reference to
             Registration Statement No. 33-6717.

4(c)         Third  Supplemental  Indenture,  dated as of February 15, 1987,  between the
             Company and Comerica  Bank,  Trustee incorporated by reference to
             Registration Statement No. 33-12059.

4(d)         Fourth  Supplemental  Indenture,  dated as of December 1, 1988,  between the
             Company and Comerica  Bank,  Trustee incorporated by reference to
             Registration Statement No. 33-26057.

4(e)         Fifth  Supplemental  Indenture,  dated as of October 2, 1989,  between  the
             Company and  Comerica  Bank,  Trustee incorporated by reference to
             Registration Statement No. 33-31596.

4(f)         Sixth  Supplemental  Indenture,  dated as of January 1, 1998,  between the
             Company and U.S.  Bank Trust  National Association, Successor Trustee
             incorporated by reference to Registration Statement No. 33-31596.

4(g)         Seventh  Supplemental  Indenture,  dated as of June 15, 1998,  between the
             Company and U.S.  Bank Trust  National Association, Successor Trustee
             incorporated by reference to Registration Statement No. 33-56431.

5            Opinion and Consent of Davis Polk & Wardwell.

12           Calculation of Ratio of Earnings to Fixed Charges.

23(a)        Consent of Deloitte & Touche LLP.

23(b)        Consent of Counsel included in Exhibit 5.

25           Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
             Act of 1939 of U.S. Bank Trust National Association.


ITEM 17.  UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 30th day of March, 2000.

                               ...........GENERAL MOTORS ACCEPTANCE CORPORATION

                               .........../s/  J. D. Finnegan
                               ...........--------------------------------------
                               ...........(J. D. Finnegan, Chairman of the Board
                                           and President)


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 30, 2000 by the following persons in the capacities indicated.

           SIGNATURE                  TITLE

/s/ John D. Finnegan                  Chairman of the Board, President
------------------------              and Director
(John D. Finnegan)


/s/ William F. Muir                   Executive Vice President and
------------------------              Chief Financial Officer and Director
(William F. Muir)


/s/ Gerald E. Gross                   Comptroller
------------------------              (Chief Accounting Officer)
(Gerald E. Gross)


/s/ Richard J. S. Clout               Executive Vice President and Director
------------------------
(Richard J. S. Clout)


/s/ Eric A. Feldstein                 Director
------------------------
(Eric A. Feldstein)


/s/ John E. Gibson                    Executive Vice President and Director
------------------------
(John E. Gibson)


/s/ J. Michael Losh                   Director
------------------------
(J. Michael Losh)


/s/ Harry J. Pearce                   Director
------------------------
(Harry J. Pearce)


/s/ W. Allen Reed                     Director
------------------------
(W. Allen Reed)


/s/ John F. Smith, Jr.                Director
------------------------
(John F. Smith, Jr.)


/s/ G. Richard Wagoner, Jr.           Director
------------------------
(G. Richard Wagoner, Jr.)


/s/ Ronald L. Zarrella                Director
------------------------
(Ronald L. Zarrella)



                                  EXHIBIT INDEX

EXHIBIT                                                                       PAGE NO.
                                                                              --------

  2       Complete text of Demand Notes Program......................................

  4       Form of Indenture, dated as of October 15, 1985, between
          the Company and Comerica Bank, Trustee incorporated by
          reference to Registration Statement No. 2-99057............................

  4(a)    First Supplemental Indenture, dated as of April 1, 1986,
          between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-4661.........................

  4(b)    Second Supplemental Indenture, dated as of June 24, 1986,
          between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-6717.........................

  4(c)    Third Supplemental Indenture, dated as of February 15, 1987, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-12059........................

  4(d)    Fourth Supplemental Indenture, dated as of December 1, 1988, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-26057........................

  4(e)    Fifth Supplemental Indenture, dated as of October 2, 1989, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-31596........................

  4(f)    Sixth Supplemental Indenture, dated as of January 1, 1998, between the Company and U.S. Bank Trust National Association,
          Successor Trustee incorporated by reference to Registration
          Statement No. 33-31596.....................................................

  4(g)    Seventh Supplemental Indenture, dated as of June 15, 1998, between the Company and U.S. Bank Trust National Association,
          Successor Trustee incorporated by reference to Registration
          Statement No. 33-56431.....................................................

  5       Opinion and Consent of Davis Polk & Wardwell...............................

  12      Calculation of Ratio of Earnings to Fixed Charges..........................

  23(a)   Consent of Deloitte & Touche LLP. .........................................

  23(b)   Consent of Counsel included in Exhibit 5...................................

  25      Form T-1 Statement of Eligibility and Qualification
          under the Trust Indenture Act of 1939 of
          U.S. Bank Trust National Association.......................................

